Exhibit 99.1

PowerSecure Awarded Contract to Build Transmission Lines to

Support a Series of New Oil and Gas Production Sites

Wake Forest, N.C. – March 5, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has been awarded a new contract to build electrical transmission infrastructure to support a series of new oil and gas production sites. The boom in oil and gas drilling and production activity, driven by new low-cost technologies, is driving an immediate need for new electrical infrastructure in remote areas to support these operations.

PowerSecure’s work under this new contract will be performed on behalf of a major energy company, in partnership with a prominent electric utility. The award is for several million dollars of electrical transmission design and construction, the majority of which is expected to be completed by mid-2012. The Company will include the revenue associated with this new award in its revenue backlog published in conjunction with its fourth quarter 2011 earnings release on March 8, 2012.

Sidney Hinton, CEO of PowerSecure, said, “We are excited to announce this new award supporting a major energy company and electric utility to accelerate oil and gas production activities. The opportunities to serve this booming market are significant, and our capabilities line up perfectly to serve energy companies and utilities with their infrastructure requirements. In fact, addition to our utility infrastructure services, we see a growing opportunity to serve this market with our distributed generation systems. We are very excited about this new assignment, and future opportunities to grow our service to the oil and gas industry.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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